UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018 (March 29, 2018)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Avenue, 21st Floor
New York, New York	10152
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2018, in connection with the Special Meeting of Stockholders held on March 29, 2018 (the “Special Meeting”), Easterly Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Continental”) entered into Amendment No. 3 to the Amended and Restated Investment Management Trust Agreement, dated as of October 13, 2015, as amended by Amendment Nos. 1 and 2 dated August 1, 2017 and December 14, 2017, respectively, by and between the Company and Continental (the “Trust Agreement”), pursuant to which the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination was extended from March 31, 2018 (the “Current Termination Date”) to June 30, 2018 (the “Extended Termination Date”). A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On March 29, 2018, in connection with the Special Meeting, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), pursuant to which the date on which the Company has to consummate a business combination was extended from the Current Termination Date to the Extended Termination Date. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders considered the following proposals:

1.                   A proposal to approve and adopt the Charter Amendment to the Charter to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional 91 days from the Current Termination Date to the Extended Termination Date. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
19,081,332	0	0	0

In connection with this vote, the holders of 7,035 shares of the Company’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.18 per share, for an aggregate redemption amount of approximately $72,000, in connection with the Extension.

The information included in Item 5.03 is incorporated by reference in this item to the extent required herein.

2.                   A proposal to amend the Trust Agreement to extend the date on which to commence liquidating the Trust Account by the Extended Termination Date. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
19,081,332	0	0	0

The information included in Item 1.01 is incorporated by reference in this item to the extent required herein.

Item 7.01.	Regulation FD Disclosure.

On March 29, 2018, the Company issued a press release announcing the results of the Special Meeting, including the approval of the Charter Amendment and the Trust Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The foregoing, Exhibit 99.1, and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation.

10.1	Amendment No. 3, dated as of March 29, 2018, to the Amended and Restated Investment Management Trust Agreement, dated as of October 13, 2015, as amended by Amendment Nos. 1 and 2 dated August 1, 2017 and December 14, 2017, respectively, by and between Easterly Acquisition Corp. and Continental Stock Transfer & Trust Company.

99.1	Press Release, dated March 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: March 29, 2018	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation.

10.1	Amendment No. 3, dated as of March 29, 2018, to the Amended and Restated Investment Management Trust Agreement, dated as of October 13, 2015, as amended by Amendment Nos. 1 and 2 dated August 1, 2017 and December 14, 2017, respectively, by and between Easterly Acquisition Corp. and Continental Stock Transfer & Trust Company.

99.1	Press Release, dated March 29, 2018.